Exhibit 10.1

SNAP INC.

3000 31st Street

Santa Monica, California 90405

May 5, 2022

Morgan Stanley Senior Funding, Inc., as Administrative Agent

1 New York Plaza, 41st Floor

New York, New York 10004

Re: Notice of Prepayment and Termination of Commitments

To Whom It May Concern:

Reference is hereby made to that certain Revolving Credit Agreement, dated as of July 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), among Snap Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

Pursuant to Sections 2.06 and 2.08 of the Credit Agreement, the Borrower hereby gives you notice of its election to voluntarily terminate all commitments and voluntarily prepay all Borrowings, together with accrued interest thereon and any break funding payments related thereto, on or around May 6, 2022; provided, however, that such termination and prepayment are subject to and conditioned upon the effectiveness of a new financing by and between the Borrower and JPMorgan Chase Bank, N.A., as administrative agent (the “New Facility”); provided, further, that the existing Letters of Credit issued under the Credit Agreement shall remain outstanding upon such termination and prepayment and the closing of the New Facility and shall (a) in the case of Letters of Credit issued by JPMorgan Chase Bank, N.A., be deemed issued under the New Facility and governed by the terms and provisions thereof and (b) in the case of Letters of Credit issued by Morgan Stanley Senior Funding, Inc. and Deutsche Bank AG, Sydney Branch, be backstopped by letters of credit issued under the New Facility.

Please confirm your receipt and acknowledgment of this notice of termination, including the waiver of any prior notice requirements set forth in Section 2.06(c) of the Credit Agreement, by signing in the appropriate place below.

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The undersigned officer of the Borrower has caused this Notice of Prepayment and Termination of Commitments to be executed as of the date first above written.

SNAP INC.,
a Delaware corporation

By:	/s/ Derek Andersen
Name:	Derek Andersen
Title:	Chief Financial Officer

RECEIPT AND ACKNOWLEDGMENT

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory